Exhibit 3.1

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Hydrogenics Corporation -

Corporation Hydrogénique	236237-6

Name of corporation-D énomination de la société	Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:	Je certifie que les statuts de la société susmentionnée ont été modifiés:

a)	under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a)	en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions , conformément à l’avis ci-joint;

b)	under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b)	en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions , tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c)	under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☒	c)	en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions , tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d)	under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d)	en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions , tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

May 18, 2005 / le 18 mai 2005
Richard G. Shaw	Date of Amendment - Date de modification
Director - Directeur

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement:	E-Commerce/Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société

Hydrogenics Corporation -			236237-6
Corporation Hydrogénique

3.	The articles of the above-named corporation are amended as follows:
	Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante:

The articles of the Company be and the same are hereby amended to increase the maximum number of directors of the Company to 12.

Date	Name - Nom	Signature	Capacity of - en qualité
2005-05-18	R. RANDALL MACEWEN		AUTHORIZED OFFICER